Exhibit 10.ii.c.

North America

HR Shared Services

Work Order

With

The Mosaic Company

Effective Date: June 1, 2009

SIGNATURE PAGE

Master Services Agreement

This agreement falls under the governance of the Master Services Agreement which provides a detailed description of the service relationship.

Statement of Intent

This work order is intended to supplement the Master Service Agreement by more clearly defining the services and support coverage offered by Cargill’s HR Shared Services to Mosaic, Inc.

Timeframe

This agreement remains valid until a superseding agreement is created or service is discontinued. The agreement will be reviewed annually. Either party must provide 12 months notice for the discontinuation of PeopleSoft related HRIS and Payroll services. For the discontinuation of all other services a 90-day notice is sufficient. Either approver may contact the other approver to request a review of the document.

Approvers:

Cargill HR Shared Services:

Rachel Roen	Date
Vice President
NA Human Resources

The Mosaic Company:

Cindy Redding	Date
Vice President
Human Resources

INTRODUCTION

Client:	Mosaic

Period covered:	June 1, 2009 to May 31, 2010

This Work Order (WO) outlines services that HR Shared Services (HR SS) will provide to The Mosaic Company, including the expectations of both HR SS and Mosaic. It also includes an estimate of charges for the indicated period and recaps the charge-out rates.

Service provider commitments: Listed in the attached appendices are the Cargill HR SS service commitments to Mosaic. Failure by Cargill HR Shared Services to meet these commitments should be elevated to the NA HR Shared Services Manager to ensure corrective action is taken.

Client expectations: Also listed in the appendices are Cargill’s expectations of Mosaic that will enable Cargill HR Shared Services to meet their stated commitments. Failure by Mosaic to meet these expectations could result in an inability by Cargill HR Shared Services to meet commitments.

Charging Method: Charging will vary by department. But, in general, charges are calculated basis actual usage and per transaction prices. Mosaic will be provided with a monthly invoice detailing all charges. Mosaic will provide the Shared Services HR Finance department with a list of individuals who should receive the billing information. See Exhibit A for Projected Costs.

Charges are classified into three categories:

•	Transaction Based Services

Services resulting in specific transactions processed. Examples include paychecks produced, PeopleSoft transactions completed, and an HRIT allocation based on headcount.

Costs are allocated to each chargeable transaction type within each function. A per transaction rate is calculated, and a charge amount is calculated for each Mosaic business unit based on actual volumes. Some of the transaction-based charges have a decreasing rate as volumes increase to reflect economies of scale.

•	Common Services

Services not specifically identifiable to individual business units but provide benefit to all. Examples include HR Direct On-line and Dial and HR Finance services.

Costs are included in the SSC department budgets based on work driven by each department. For example most HR Direct calls are generated related to payroll or benefits, therefore those departments pay the bulk of the operating expense for HR Direct.

•	Client Driven Services

Services performed at the request of the Mosaic business units. Examples include: recruiting, training, and consulting (all SSC departments). Costs are allocated based on actual usage. Time spent on these activities will generally be tracked and charged at a per hour rate.

Grievance Resolution Process:

•	Mosaic informs the appropriate Cargill HR SS Key Department contact directly of a problem or issue. Every effort will be made to resolve the issue at this level.

•	If resolution cannot be reached, the issue is elevated to the Cargill HR SS Manager, who works with both parties to reach resolution.

•	If resolution still cannot be reached, the issue will be elevated to the Cargill NA HR Manager and Mosaic VP of HR. The SS Manager will work with the two senior managers to reach resolution.

Billing Information: The FY2009/2010 monthly charges will be based on actual transactions and customer driven services provided during the previous month. The SSC Billing Summary Reports will be sent to Mosaic each month for review and distribution.

Service Interruption: In the event of unforeseen circumstances such as weather events or system outages, HR SSC will employ “Best Efforts” to carry out all critical activities. Critical activities include: Payroll, HR Direct services, and Kronos support. Mosaic will keep closely informed in the event of any such service interruption.

EXHIBIT A

Areas of Services Provided:

HR SS Department	Projected FY09/10 Costs (With 6%)
Benefits Administration		$966,965
Employee Assistance Program		$113,768
Global Mobility		$50,538
HRIT – U.S. and Canada		$501,657
Labor Tracking – U.S. and Canada		$454,332
Learning and Development – U.S. and Canada		$42,732
Payroll – U.S. and Canada		$417,418
Pension Trust		$33,284
Relocation		$13,939
Talent Recruiting	$	N/A
Total		$2,594,634

*	This includes charges from U.S. and Canada Shared Services to Mosaic businesses.